UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2015

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DEALERTRACK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	000-51653 (Commission File Number)	52-2336218 (IRS Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY (Address of Principal Executive Offices)		11042 (Zip Code)

(516) 734-3600 (Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Due to the pending tender offer by Cox Automotive, Inc., a Delaware corporation (“Cox Automotive”), to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of Dealertrack Technologies, Inc., a Delaware corporation (the “Company”), and the subsequent pending merger of Runway Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Cox Automotive, with and into the Company, with the Company surviving as a wholly owned subsidiary of Cox Automotive, the Company does not intend to issue an earnings release or hold an earnings call for the quarter ended June 30, 2015 and will instead announce financial results in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The Company also is withdrawing the guidance concerning 2015 expected financial results that it previously provided to investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEALERTRACK TECHNOLOGIES, INC.
Date: August 10, 2015	By:	/s/ Eric D. Jacobs
		Name:	Eric D. Jacobs
		Title:	Executive Vice President, Chief
Financial and Administrative
Officer